                                                                    EXHIBIT 99.1

PRESS RELEASE


Contact:                                        Investors/Media:
Windrose Medical Properties Trust               The Ruth Group
Fred Farrar                                     Stephanie Carrington/Jason Rando
President and COO                               646 536-7017/7025
317 860-8213                                    scarrington@theruthgroup.com
                                                jrando@theruthgroup.com

            Windrose Medical Properties Trust Prices Equity Offering

Indianapolis, Indiana, September 28, 2004 - Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today it has priced a public offering of 1,500,000 of common shares at $12.80 per share. As part of the offering, the Company granted its underwriters a 30-day option to purchase up to an additional 225,000 shares to cover over-allotments. The net proceeds of the offering, after underwriting discounts and commissions and before giving effect to the over-allotment option, if exercised, will be approximately $18.04 million. The proceeds will be used to pay down the Company's existing indebtedness.

Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Inc., and Ferris, Baker Watts, Inc. acted as underwriters and co-managers. Robert W. Baird & Co. Incorporated was sole book-running manager. J.J.B. Hilliard, W.L. Lyons Inc. also served as an underwriter.

The closing of the offering is expected to occur on September 30, 2004 and is subject to customary closing conditions.

Copies of the prospectus supplement relating to the offering may be obtained by contacting Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, WI 53201.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT WINDROSE

Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

Windrose Medical Properties Trust Prices $18.0 Million Equity Offering
September 28, 2004                                                        Page 2


SAFE HARBOR

Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.